NEWS RELEASE
Five Below, Inc. Announces Holiday Sales Results for Quarter-To-Date Through January 1, 2022
Net Sales Increased 20.6%; Comparable Sales Increased 7.7%

PHILADELPHIA, PA – (January 10, 2022) – Five Below, Inc. (NASDAQ: FIVE) ("Five Below" or the "Company") today announced net sales results for the quarter-to-date period from October 31, 2021 through January 1, 2022 ("Holiday Period").

The Company announced that net sales for the Holiday Period increased by 20.6% to $870.9 million from $722.3 million in the comparable nine-week period from November 1, 2020 through January 2, 2021. Comparable sales for the Holiday Period increased by 7.7%.

Joel Anderson, President and CEO, said, “It was an outstanding holiday for Five Below, with comparable sales growth of 7.7% on top of a record 10.1% last year, resulting in the highest two-year comparable sales growth rate for the holiday season since going public. Performance was broad-based, with trend items like sensory and Squishmallows® being key contributors. Given this performance, we are pleased to move our guidance near the high end of our previously provided guidance ranges for sales, comps, and EPS, all of which contemplated the comparison against the stimulus-fueled January last year.”

Mr. Anderson continued, “I’d like to thank our teams across the company, who remained nimble and proactive in sourcing Wow gift items and stocking stuffers for our customers and effectively managed product flow amid a dynamic supply chain backdrop. We look forward to continuing to grow our store base, reinvest in our merchandise and innovate digitally, while we raise brand awareness, gain operational efficiency and leverage our benefits of scale.”

The Company’s previously provided guidance for the fourth quarter and full year of fiscal 2021 is provided below. The Company is now guiding near the high end of these ranges.

Fourth Quarter Fiscal 2021 Guidance
•Net sales of $985 million to $1,005 million or growth of 17.1% at the high end of the range
•Comparable sales increase of approximately 2% to 4%
•Diluted income per common share of $2.36 to $2.48 on approximately 56.4 million estimated diluted weighted average shares outstanding

Full Year Fiscal 2021 Guidance
•Net sales of $2,837 million to $2,857 million or growth of 45.6% at the high end of the range
•Comparable sales increase of approximately 30%
•Diluted income per common share of $4.82 to $4.94 on approximately 56.4 million estimated diluted weighted average shares outstanding

As previously announced, management is scheduled to participate in a fireside chat today at 10:00 a.m. Eastern Time at the ICR Conference 2022. The event will be webcast live at http://investor.fivebelow.com. An archived replay will be available two hours after the conclusion of the live event.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views, estimates and guidance regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks and uncertainties associated with the COVID-19 pandemic (including additional governmental restrictions and requirements, additional store closures and effects on customer demand or on our supply chain, our ability to keep our distribution centers and e-commerce fulfillment centers operational, our ability to effectively operate and remain open in some or all of our stores, and to open new stores and remodels), risks related to disruption to the global supply chain, risks related to the Company's strategy and expansion plans, risks related to the inability to successfully implement our online retail operations, including cyber security risks, risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, the availability of suitable new store locations and the dependence on the volume of traffic to our stores, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, including wage rates, risks related to extreme weather, pandemic outbreaks (in addition to COVID-19), global political events, war, terrorism or civil unrest (including any resulting store closures, damage, or loss of inventory), risks related to leasing, owning or building distribution centers, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company's merchandise, increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers' payment methods, risks related to domestic and foreign trade restrictions including duties and tariffs affecting our domestic and foreign suppliers and increasing our costs, including, among others, the direct and indirect impact of current and potential tariffs imposed and proposed by the United States on foreign imports, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a leading high-growth value retailer offering trend-right, high-quality products loved by tweens, teens and beyond. We believe life is better when customers are free to "let go & have fun" in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5, and some extreme value items priced beyond $5 in our incredible Five Beyond offering, Five Below makes it easy to say YES! to the newest, coolest stuff across eight awesome Five Below worlds: Style, Room, Sports, Tech, Create, Party, Candy and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has nearly 1,200 stores in 40 states. For more information, please visit www.fivebelow.com or find Five Below on Instagram, TikTok, Twitter and Facebook @FiveBelow.

Investor Contact:
Five Below, Inc.
Christiane Pelz
Vice President, Investor Relations & Treasury
215-207-2658
Christiane.Pelz@fivebelow.com